Exhibit 10.1.1

AMENDMENT NO. 1

TO THE

THE NASDAQ OMX GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated May 27, 2010)

1. Section 6(d) of the Plan is revised to read as follows:

(d) An Eligible Employee must enroll as a Participant with respect to an Offering Period by filing within the Enrollment Period therefore an Enrollment Form. Notwithstanding the foregoing, in accordance with such procedures as may be promulgated by the Committee or its delegate from time to time, if an Eligible Employee has previously enrolled as a Participant with respect to an Offering Period and his or her payroll deduction or contribution election remains in effect at the close of an Offering Period, such election may, in the discretion of the administrators of the Plan, carry over and apply to subsequent Offering Periods for which the individual remains an Eligible Employee, unless and until the Participant files a new Enrollment Form to raise or lower his or her contribution percentage, or to suspend the making of payroll deductions or contributions. If the Eligible Employee does not have a new or carryover Enrollment Form containing a contribution election on file at the close of the Enrollment Period with respect to an Offering Period, he or she will not be eligible to participate in the Plan with respect to that Offering Period. The Eligible Employee may, however, participate with respect to a future Offering Period by filing an Enrollment Form to participate with respect to such future Offering Period.

2. Section 7(b) of the Plan is amended to read as follows:

(b) All purchases of Shares shall be made in United States dollars (“USD”). With respect to the Non-423(b) Plan in circumstances where payroll deductions or contributions have been taken or made with respect to a Participant’s Compensation in a currency other than USD, Shares shall be purchased by converting the Participant’s account to USD at the exchange rate on the Purchase Date, as published by Bloomberg.com. if available or otherwise as determined with respect to a particular jurisdiction by the Committee or its delegate for this purpose. The Committee’s (or its delegate’s) determination of the currency conversion rate shall be final and binding with respect to affected Participants.

3. Section 13(a) of the Plan is amended to read as follows:

(a) The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding the handling of payroll deductions, the remission of contributions by Participants unable to make payroll deductions because of legal restrictions, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.